UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (Date of Earliest Event Reported): September 29, 2004


                               CHYRON CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


     New York                     1-9014                       11-2117385
     --------                     ------                       ----------
 (State or Other         (Commission File Number)           (I.R.S. Employer
  Jurisdiction                                              Identification No.)
of Incorporation)

                5 Hub Drive
             Melville, New York                            11747
             ------------------                            -----
  (Address of Principal Executive Offices)               (Zip Code)


       Registrant's telephone number, including area code: (631) 845-2000

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Item 1.01 Entry into a Material Definitive Agreement

On September 29, 2004 the Board of Directors of Chyron Corporation, a New York corporation (the "Company"), approved and the Company entered into an agreement with Professor Donald P. Greenberg, a Director of the Company and the Jacob Gould Schurman Professor of Computer Graphics and Founding Director, Program of Computer Graphics at Cornell University, for Professor Greenberg to provide technical guidance to the Company's management team with respect to the Company's future technology and product development plans. In compensation for his services to the Company, Professor Greenberg was granted stock options for 50,000 shares of common stock of the Company on September 29, 2004 at an exercise price of $0.48 per share, and which shares vest immediately and expire after ten years, and a per diem consulting fee of $3,500 plus out of pocket expenses for an estimated eight days of consulting services.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                              CHYRON CORPORATION

                                  By:    /s/ Jerry Kieliszak
                                         ------------------------------------
                                  Name:  Jerry Kieliszak
                                  Title: Senior Vice President and
                                         Chief Financial Officer

Date: October 1, 2004